Exhibit 10.21

FORM OF OFFER

TO DIRECTORS, OFFICERS OR SPECIFICALLY DESIGNATED PERSONS

TO SUBSCRIBE LIABILITY INSURANCE

WHEREAS

The public offering in the United States by Talend SA (the “Company”) of shares under the form of American Depositary Shares (“ADSs”) each representing one Ordinary Share of the Company, the filing of forms with the Securities and Exchange Commission (“SEC”) in connection with such public offering, the quotation of the ADSs on the Nasdaq Global Market (“Market”) and more generally the opening of the Company’s share capital to the public expose the directors and the officers of the Company, whether or not still employed by the Company, to major and specific risks as a result of the US securities laws.

The Company, taking into account the scope of the obligations and possible personal liability of the directors and officers induced by the US securities laws and the fact that they are significantly more burdensome than under French law, has resolved that it is not fair that the said directors and officers should be exposed to such personal liability.

Moreover, in the United States and in some other countries, directors and officers are usually indemnified or insured. As a result, the Company has concluded that in the absence a such protection against risks sustained by reason of the fact that they are serving as such, independent personalities might not accept to serve as directors of the Company or might resign from their office and qualified persons might not accept to act as officers of the Company. The Company has also concluded that it is necessary to have such independent personalities on its Board and such qualified persons as officers if it is to achieve its objectives in the international financial and commercial markets. Most significantly, the Market requires that such independent personalities be on its Board.

Accordingly, as well as on the fact that the quotation of the ADSs on the Market is a key factor to the future development of the Company, the Company resolved that providing insurance coverage to said directors and officers is consistent with the Company’s corporate interest.

NOW THEREFORE, THE COMPANY HEREBY IRREVOCABLY UNDERTAKES AS FOLLOWS:

1. Beneficiary

The persons, whether individuals or corporations, who may benefit from and accept the offer (the “Offer”) are:

(i) a director (a “Director”) of the Company, and

(ii) the Chairman of the Board, the Directeur Général, a Directeur Général Delegué as well as any executive officer, who is not a director, employed by the Company to whom the Board of Directors of the Company would elect to make the Offer (an “Officer”).

A « Beneficiary », for the purpose of the Offer, shall be a Director or an Officer having accepted and signed this Offer.

2. Undertaking to subscribe Insurance Policy

2.1.  Upon acceptance and signature of this Offer by a Beneficiary, the Company shall immediately provide to the Beneficiary the benefit of an insurance policy (the “Insurance Policy”) subscribed with an insurance company of national or international repute (the “Insurance Company”) providing coverage in line with standard practice for companies with a similar profile to the Beneficiary, to the extent permitted by applicable laws and regulations, if the Beneficiary was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other by reason of (or arising in part out of) any event or occurrence related to the fact that the Beneficiary is or was a Director or Officer of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of the Beneficiary while serving in such capacity. Also to the extent permitted by applicable laws and regulations, the Insurance Policy shall provide for indemnification of the Beneficiary in line with standard practice for companies with a similar profile against reasonable and necessary expenses as a result of the facts, acts or omission described above, in the event the Beneficiary was, is or is threatened to be made, a party or witness or participant in, by whatever means, a hearing or investigation which the Beneficiary in good faith and reasonably thinks could lead to an action or other relief, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, or other.

For the purpose of the Offer, any action or other relief, including but not limited to a suit, proceeding, alternative dispute resolution mechanism or arbitration, whether civil, criminal, administrative or other described above shall hereinafter be described as a “Claim”.

To the extent permitted by applicable laws and regulations, the Insurance Policy shall provide for indemnification of the Beneficiary in line with standard practice for companies with a similar profile against reasonable and necessary expenses (including attorneys’ fees and all other costs, expenses (including judgment expenses) and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgment, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on the Beneficiary (collectively, hereinafter “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.

2.2.  As a result of the acceptance and signature of this Offer by the Beneficiary, a bilateral contract will be formed between the Company and the Beneficiary.

2.3. To the extent permitted by applicable laws and regulations, the Company agrees that, so long as a Director or Officer shall continue to serve as a Director or Officer of the Company or any subsidiary of the Company, or shall continue at the request of the Company to serve as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and thereafter so long as a Director or Officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative by reason of the fact that said Director or Officer was a Director or Officer of the Company or any subsidiary of the Company or at the request of the Company to serve as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and thereafter, the Company will maintain in effect for the benefit of such Director or Officer one or more valid, binding and enforceable insurance policies with the Insurance Company providing coverage at least comparable to that provided in this Offer, and such insurance policy or policies shall be or be deemed to be the Insurance Policy for all purposes of this Offer.

3. Exclusions

The Insurance Policy shall not cover any liabilities or Expenses incurred by a Beneficiary:

(i)  with respect to a Claim made by the Company or by a shareholder or any other person on behalf of the Company (derivative action);

(ii)  to the extent the Claim is pending at the date this Offer is accepted and signed by the relevant Beneficiary;

(iii) with respect to a Claim relating to remuneration paid to the Beneficiary, if it shall be determined that such remuneration was not due;

(iv) with respect to any Claim for which a judgment is rendered against the Beneficiary for an accounting of profits made from the purchase or sale of, or the procurement to purchase or sell, securities of the Company pursuant to insider trading laws or regulations;

(v) with respect to any Claim which is based on the Beneficiary’s willful or gross misconduct or on a fraud or a fraudulent misrepresentation, intentional or fraudulent (or deemed to be so) misconduct, whether the Beneficiary has acted alone or as an accomplice if it should be finally determined that the Beneficiary is guilty of such misconduct;

(vi) with respect to any Claim which is based on the Beneficiary’s criminal actions;

(vii) which arise from the settlement of any action or Claim without the Company’s written consent; or

(viii) generally, that cannot be insured under applicable laws and regulations.

4. Notification and Defense of Claim

4.1. As soon as practicable and at the latest fifteen (15) days after the receipt by the Beneficiary of a Claim, the Beneficiary shall notify the Company in writing thereof, which notification shall specify:

• the existence and the nature of the Claim; and

• the nature and the estimate of the amount of the Expenses.

Omission so to notify the Company will relieve the Company from any and all liability under the Offer, if thereby the Beneficiary has been excluded from Insurance Policy coverage or benefit and/or if thereby the Company has been materially prejudiced.

4.2. The Beneficiary shall assume its defense, with counsel satisfactory to the Company.

The Insurance Company may join the suit if it so elects.

No settlement of any Claim shall be agreed upon and entered into without the Company’s prior written consent, not to be unreasonably withheld. By default of such Company’s prior written consent, the Company will be relieved from any and all liability under the Offer, if thereby the Beneficiary has been excluded from Insurance Policy coverage or benefit and/or if thereby the Company has been materially prejudiced.

5. Advance on reimbursement of Expenses

To the extent permitted by applicable laws and regulations and provided always that the Beneficiary has acted in good faith and within his or her capacities as a Director or Officer of the Company, the Expenses (including attorney’s fees) reasonably incurred by the Beneficiary in defending or investigating any Claim duly notified to the Company shall be paid by the Insurance Company or by default, by the Company, in advance of a final determination of the matter upon the request of the Beneficiary, upon presentation of satisfactory evidence that such costs Expenses have been incurred and remittance to the Insurance Company, or at the case may be, to the Company, of Beneficiary’s written commitment to repay these advances in the event that it is ultimately determined that the Beneficiary is not entitled to have these Expenses reimbursed.

6. Payment by Company

To the extent permitted by applicable laws and regulations and provided always that the Beneficiary has acted in good faith and within his or her capacities as a Director or Officer of the Company, in the event that a Beneficiary shall not be indemnified for all the Expenses and any other amounts due and payable in accordance to this Offer due to the failure of the Company to obtain or maintain the Insurance Policy in accordance with this Offer, the Company shall pay in full to the Beneficiary the amount of any such Expenses to which the Beneficiary is entitled to be reimbursed or shall pay the difference between the amount received by the Beneficiary from the Insurance Company and such amount of reimbursement of the Expenses to which it is so entitled, as the case may be.

7. Subrogation

In the event of payment by the Company to Beneficiary under the Offer, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Beneficiary, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

8. Right to payment upon application

All payment under the Offer, whether relating to the reimbursement of the Expenses or any advances of Expenses shall be paid by the Company, or on its behalf, within 30 days after a written claim for payment has been received by the Company. Expenses reasonably incurred by the Beneficiary in connection with successfully establishing the right to payment according to the Offer, in whole or in part, shall also be paid by the Company.

9. Offer not exclusive; Primacy of obligation

9.1. This Offer shall not be deemed exclusive of any other rights to which the Beneficiary may be entitled under any agreement, any vote of shareholders or disinterested directors, statute, or otherwise.

[9.2. The Company hereby acknowledges that Beneficiary has certain rights to indemnification, advancement of expenses and/or insurance provided by [FUND] (the “Fund”) and certain affiliates that, directly or indirectly, (i) are controlled by, (ii) control or (iii) are under common control with, the Fund (collectively, the “Fund Indemnitors”).  With respect to any amounts that may be owed to the Beneficiary pursuant to this Offer and also subject to an indemnity obligation owed by Fund Indemnitors, the Company hereby agrees (i) that, as compared to the Fund Indemnitors, the Company (through the Insurance Company) is the obligor of first resort with respect to any rights provided to the Beneficiary herein (i.e., its obligations to the Beneficiary are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Beneficiary is secondary), (ii) that payment by the Company or the Insurance Company under the Insurance Policy shall be made without regard to any rights the Beneficiary may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of the Beneficiary with respect to any claim for which the Beneficiary has sought payment under the Offer from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Beneficiary against the Company and/or the Insurance Company.  The Company and the Beneficiary agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 9.2.](1)

10. Notices

10.1. Any notices served pursuant to this Offer shall be sent by registered mail with return receipt requested or delivered by hand against receipt if to the Company to the registered office, if to the Beneficiary to the address indicated below at the end of this Offer.

10.2. Any change of address shall be notified by the relevant party to the other party by registered mail with return receipt requested or delivered by hand against receipt within fifteen (15) days of the actual date of change of address.

10.3. Notices shall be deemed to have been received on the date of reception of the registered letter, as evidenced by the return receipt or, as the case may be, of the letter delivered by hand, as evidenced by the receipt.

11. Amendments- Assignment

11.1. No alteration of, amendment to or waiver of any of the provisions of this Offer shall be binding on any of the parties unless it is written and executed by a duly authorized representative of each of the parties.

11.2. This Offer may not be assigned by any party hereto except with the prior written consent of the other party.

12. Successors

12.1. The legal representatives of the parties or their successors shall be bound by and may rely on all the terms of the Offer.

(1)                                 To be included in agreements with fund appointed directors.

12.2.  The obligations of the Company specified herein shall bind all successors and assignees of the Company.

13. Miscellaneous provisions

13.1. The parties agree that the provisions contained in the preamble and Exhibit hereto form an integral part of the Offer.

13.2. Should any of the provisions of this Offer be held null and void or unenforceable for any reason whatsoever, the parties undertake to use their best efforts to remedy the causes of such nullity, so that, except where such is impossible, the Offer shall remain in force without any discontinuity.

13.3. The parties agree to provide any information as well as to execute and to deliver all documents reasonably required for the performance of this Offer.

14. Applicable Law

This Offer shall be governed as to its validity, construction and performance in accordance with the laws of the Republic of France.

15. Disputes

Any dispute arising from the Offer or which are a result or a consequence thereof shall be made subject to the jurisdiction of the Tribunal de Commerce de Paris.

Executed in
On
In two (2) original copies

By
CEO (Directeur Général)

Accepted by
Residing at
On

being a Director or an Officer of the Company, as these terms are defined in the Offer who hereby declares that he or she:

• has a good and fair knowledge of the terms, conditions and exclusions of the Offer;

• is fully aware that applicable French laws and regulations generally prohibit a company from indemnifying its directors against liability; and

• formally and irrevocably accepts the Offer, as it stands.